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Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the use in this Registration Statement on Form S-1 of Rubius Therapeutics, Inc. of our report dated April 13, 2018 relating to the financial statements of Rubius Therapeutics, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 22, 2018

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  Exhibit 23.1
  Consent of independent registered public accounting firm